Exhibit 10.4

AMENDING AGREEMENT II

THIS AMENDING AGREEMENT is made as of the 5th day of September, 2024.

BETWEEN:

BREATHE BIOMEDICAL INC., a company incorporated

under the federal laws of Canada

(the “Borrower”)

and

ROMEO GOGUEN, a resident of Moncton in the Province of New Brunswick
(the “Lender”)

WHEREAS:

A.	The Borrower (previously named “Picomole Inc.”) and the Lender are party to a credit agreement dated as of October 24, 2022 (the “Original Credit Agreement”).

B.	On June 5th, 2024, the parties amended section 2.4 of the Original Credit Agreement to extend the “Term” until September 6, 2024 (the “Amending Agreement”).

C.	The parties hereto have agreed to amend certain terms and conditions of the Credit Agreement as set forth herein.

D.	This Amending Agreement II is supplemental to the Original Credit Agreement and the Amending Agreement (the Original Credit Agreement as amended by the Amending Agreement and the Amending Agreement II, the “Credit Agreement”).

E.	Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

Amendments to the Amended and Restated Credit Agreement

1.	Extension of Term. Section 2.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Term and Termination. The term of the Loan will expire on December 6, 2024 (the “Term”).”

Extension Fee

2.	Extension Fee. In consideration for the Borrower agreeing to extend the Term of the Credit Agreement pursuant to this Amending Agreement II, the Lender agrees to pay the Borrower an extension fee in the amount of CAD $25,000, such fee payable within five business days of the date hereof.

General

3.	Save and except to the extent amended by the terms of this Amending Agreement II, the Credit Agreement remains in full force and effect, unamended and time shall continue to be of the essence.

4.	In the event that any provision (or any portion of a provision) of this Amending Agreement II shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and this Amending Agreement II shall be construed without giving effect to such invalid, illegal or unenforceable provision (or such portion of a provision) as if it had never been contained herein.

5.	The Credit Agreement represents the entire agreement among the parties with respect to the matters provided for herein.

6.	Any changes or variations made to this Amending Agreement II are only effective if made in writing and signed by all parties.

7.	This Amending Agreement II shall be governed by the laws of the Province of New Brunswick and the federal laws of Canada applicable therein.

8.	This Amending Agreement II may be executed in counterparts, whether by original copy or facsimile or other electronic means, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF the parties hereto have executed these presents effective the date first above written.

ROMEO GOGUEN, as Lender	BREATHE BIOMEDICAL INC., as Borrower

Per:	Per:
	Name:	William Dawes
	Title:	CEO
I have authority to bind the corporation.